As filed with the Securities and Exchange Commission on November 30, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Popular, Inc. (Exact Name of registrant as specified in its Charter)	Popular Capital Trust II (Exact Name of registrant as specified in its Charter)

(787) 765-9800 (Registrant’s telephone number, including area code)	(787) 765-9800 (Registrant’s telephone number, including area code)

Puerto Rico	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

66-041-6582	Applied for
(I.R.S. employer identification no.)	(I.R.S. employer identification no.)

Popular Center Building 209 Munoz Rivera Avenue, Hato Rey San Juan, Puerto Rico (Address, including zip code of principal executive offices)	Popular Center Building 209 Munoz Rivera Avenue, Hato Rey San Juan, Puerto Rico (Address, including zip code of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: No. 333-120340

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

6.125% Cumulative Monthly Income Trust Preferred Securities (and the Guarantee with respect thereto)

Item 1. Description of Registrant’s Securities to be Registered

     The class of securities to be registered hereby consists of the 6.125% Cumulative Monthly Income Trust Preferred Securities (the “Preferred Securities”), representing undivided beneficial ownership interests in the assets of Popular Capital Trust II, a statutory trust formed under the laws of the State of Delaware (the “Trust”), together with the Preferred Securities Guarantee by Popular, Inc., a Puerto Rico corporation, in favor of the holders of the Preferred Securities.

     For a description of the Preferred Securities, reference is made to the information set forth under the headings “Description of the Capital Securities” and “Description of Guarantee” in the Registration Statement on Form S-3 (Registration Nos. 333-120340 and 333-120340-03) filed with the Securities and Exchange Commission (the “Commission”) on November 10, 2004 (the “Registration Statement”), which description is incorporated herein by reference. Definitive copies of the prospectus supplement describing the terms of the Preferred Securities have been filed pursuant to Rule 424(b)(5) under the Securities Act and are incorporated herein by reference.

Item 2. Exhibits

2.1	Certificate of Trust of Popular Capital Trust II dated September 5, 2002 (incorporated by reference to Exhibit 4.3 to Popular’s Registration Statement on Form S-3 filed September 5, 2003).

2.2	Declaration of Trust and Trust Agreement of Popular Capital Trust II (incorporated by reference to Exhibit 4.4 to Popular’s Registration Statement on Form S-3 filed September 5, 2003).

2.3	Form of Amended and Restated Declaration fo Trust and Trust Agreement of Popular Capital Trust I (incorporated by reference to Exhibit 4.5 to the Registration Statement).

2.4	Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 4(a) to the registrant’s Registration Statement on Form S-3 (Nos. 333-26941, 333-26941-01 and 333-26941-02) filed with the Commission on May 12, 1997.

2.5	By-laws of the Company, as amended, incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (No. 333-80169) filed with the Commission on June 8, 1999.

2.6	Form of Certificate of Junior Subordinated Debenture (incorporated by reference to Exhibit 4.2 to the Registration Statement).

2.7	Junior Subordinated Indenture dated as of October 31, 2003 between Popular, Inc. and J.P. Morgan Trust Company, National Association (formerly Bank One Trust Company, N.A.) (incorporated by reference from Exhibit 4.2 to Popular’s Current Report as Form 8-K dated November 3, 2003)

2.8	Form of Capital Security Certificate of Popular Capital Trust II (incorporated by reference to Exhibit 4.5 to the Registration Statement).

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

POPULAR, INC.
Date: November 30, 2004	By:	/s/ RICHARD BARRIOS
Richard Barrios
Senior Vice President and Treasurer

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